As filed with the Securities and Exchange Commission on March 27, 2018
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

Emergent Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	30-0663473
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5355 Town Center Road, Suite 701
Boca Raton, Florida
(Address of Principal Executive Offices)

Amended and Restated 2010 Omnibus Incentive Plan
(Full Title of the Plan)

Patrick J. Curry
Chief Executive Officer
Emergent Capital, Inc.
5355 Town Center Road, Suite 701
Boca Raton, Florida 33486
(Name and Address of Agent for Service)

(561) 995-4200
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Merrill B. Stone, Esq.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
(212) 808-7800
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting)	Smaller reporting company ☑
Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                             ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	9,900,000 (2)	$0.38	$3,762,000	$469

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low bid and asked prices for the Registrant’s common stock on March 26, 2018, as reported on OTC Markets.

(2)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement also relates to such indeterminate number of additional shares of common stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar capital structure, merger consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) will be sent or given to participants in the Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”) of Emergent Capital, Inc., a Florida corporation (the “Company”), by the Company as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are hereby incorporated by reference in this Registration Statement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018 (the “2017 Form 10-K”);
•	our Current Report on Form 8-K filed with the SEC on January 25, 2018;
•	our Current Report on Form 8-K filed with the SEC on March 12, 2018; and
•	the description of our common stock contained in our Form 8-A12B (File No. 001-35064), filed with the SEC under Section 12 of the Exchange Act on January 31, 2011.

All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Emergent Capital, Inc., 5535 Town Center Road, Suite 701, Boca Raton, Florida, 33486, Attention: General Counsel, Telephone (561) 995-4200.

Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant’s officers and directors are indemnified under Florida law, their employment agreements and the Registrant’s articles of incorporation and bylaws.
The Florida Business Corporation Act, under which the Registrant is organized, permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect

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to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.
Article 10 of the Registrant’s bylaws provides that the Registrant shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Business Corporation Act.
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.    EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	File Number	Filed Herewith
5.1	Opinion of Kelley Drye & Warren LLP					*
10.1†	Amended and Restated 2010 Omnibus Incentive Plan of the Company	DEF 14A	A	04/08/15	001-35064
10.2†	First Amendment to Amended and Restated 2010 Omnibus Incentive Plan of the Company	DEFR 14A	A	06/09/17	001-35064
10.3†	2010 Omnibus Incentive Plan Form of Stock Option Award Agreement	10-Q	10.7	08/13/13	001-35064
10.4†	2010 Omnibus Incentive Plan Form Performance Share Award Agreement	8-K	10.1	06/09/14	001-35064
10.5†	2010 Omnibus Incentive Plan Form Restricted Stock Unit Award Agreement	10-K	10.2.4	03/14/18	001-35064
23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)					*
23.2	Consent of Grant Thornton LLP					*
24.1	Powers of Attorney (included on the signature page hereof)					*
_____________
* Filed herewith.
† Management compensatory arrangement.

Item 9. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any

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increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 27th day of March, 2018.

EMERGENT CAPITAL, INC.
By:	/s/ Patrick J. Curry
Name: Patrick J. Curry Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Patrick J. Curry, Miriam Martinez and Harvey Werblowsky, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date
/s/ Patrick J. Curry	Chief Executive Officer and Chairman of the Board of Directors	March 27, 2018
Patrick J. Curry	(Principal Executive Officer)
/s/ Miriam Martinez	Chief Financial Officer	March 27, 2018
Miriam Martinez	(Principal Financial Officer and Principal Accounting Officer)

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/s/ Matthew Epstein	Director	March 27, 2018
Matthew Epstein
/s/ James Hua	Director	March 27, 2018
James Hua
/s/ Robert Knapp	Director	March 27, 2018
Robert Knapp
/s/ Roy J. Patterson	Director	March 27, 2018
Roy J. Patterson
/s/ Joseph E. Sarachek	Director	March 27, 2018
Joseph E. Sarachek

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